Exhibit 10.3

EXECUTION VERSION

CONFIDENTIAL

COMPANY TRANSACTION SUPPORT AGREEMENT

This COMPANY TRANSACTION SUPPORT AGREEMENT (this “Agreement”) is entered into as of July 15, 2021, by and among Pathfinder Acquisition Corporation, a Cayman Islands exempted company (“Pathfinder”), ServiceMax, Inc., a Delaware corporation (the “Company”), Pathfinder Acquisition LLC (the “Sponsor”), ServiceMax JV GP, LLC, a Delaware limited liability company (“Parent GP”) and ServiceMax JV, LP, a Delaware limited partnership (“Parent”, and together with Parent GP, collectively, the “Parent Parties”). Each of Pathfinder, the Company, Sponsor, Parent GP and Parent are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement (defined below).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Pathfinder, the Company and Stronghold Merger Sub, Inc., a Cayman Islands exempted company incorporated with limited liability and wholly owned subsidiary of the Company (“Stronghold Merger Sub”), entered into that certain Business Combination Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, among other things, (a) on the Closing Date prior to the Closing, the Company will consummate the Pre-Closing Reorganization, (b) on the Closing Date following the occurrence of the Pre-Closing Reorganization, Stronghold Merger Sub will merge with and into Pathfinder (the “First Merger”), with Pathfinder as the surviving company in the merger and, after giving effect to such First Merger, becoming a wholly-owned Subsidiary of the Company, and (c) on the Closing Date promptly following the First Merger Effective Time, Pathfinder will merge with and into the Company (the “Second Merger”, and together with the First Merger and the other transactions contemplated by the Business Combination Agreement and the Ancillary Documents, collectively, the “Transactions”), with the Company as the surviving company in the Second Merger;

WHEREAS, (a) Parent GP is the general partner of Parent and (b) Parent is the record and beneficial owner of the number and class or series (as applicable) of Equity Securities of the Company set forth on Schedule A hereto, which constitutes all of the issued and outstanding Equity Securities of the Company as of the date hereof (together with any other Equity Securities of the Company that Parent acquires record or beneficial ownership of after the date hereof, collectively, the “Subject Company Shares”);

WHEREAS, in consideration for the benefits to be directly or indirectly received by the Parent Parties and the limited partners of Parent in connection with the Transactions and as a material inducement to (a) Pathfinder agreeing to enter into the Business Combination Agreement and the Ancillary Documents to which it is or will be a party and to consummate the Transactions, (b) the Sponsor consenting to Pathfinder so entering into the Business Combination Agreement and the Ancillary Documents to which it is or will be a party and to consummate the Transactions and (c) Sponsor agreeing to enter into the Ancillary Documents to which it is or will be a party and to consummate the Transactions, the Parent Parties agree to enter into this Agreement and to be bound by the representations, warranties, agreements, covenants and obligations contained in this Agreement; and

WHEREAS, the Company and the Parent Parties acknowledge and agree that (a) Pathfinder would not have entered into the Business Combination Agreement and the Ancillary Documents to which it is or will be a party or agreed to consummate the Transactions, (b) the Sponsor would not have consented to Pathfinder entering into the Business Combination Agreement and the Ancillary Documents to which it is or will be a party and consummating the Transactions and (c) Sponsor would not have agreed to enter into the Ancillary Documents to which it is or will be a party and to consummate the Transactions, in each case, without the Parent Parties entering into this Agreement and agreeing to be bound by the representations, warranties, agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Company Shareholder Written Consent and Related Matters; Pre-Closing Reorganization.

(a) As promptly as reasonably practicable (and in any event within two Business Days) following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, Parent shall duly execute and deliver to the Company and Pathfinder the Company Shareholder Written Consent under which it shall irrevocably and unconditionally consent to the matters, actions and proposals set forth therein (including for the avoidance of doubt, the Pre-Closing Reorganization and the Mergers). Without limiting the generality of the foregoing, prior to the Closing, (i) to the extent that it is necessary or advisable, in each case, as reasonably determined by Pathfinder or the Company, for any matters, actions or proposals to be approved by the Parent GP and/or Parent in furtherance of the Transactions as contemplated in the Business Combination Agreement and/or the Ancillary Documents, the Parent shall vote (and Parent GP shall cause to be voted) the Subject Company Shares in favor of and/or consent to, as applicable, or approve any such matters, actions or proposals promptly following written request thereof from Pathfinder or the Company, as applicable, and (ii) the Parent shall vote (and Parent GP shall cause to be voted) the Subject Company Shares against and withhold consent or approval with respect to (A) any Company Acquisition Proposal or (B) any other matter, action or proposal that would reasonably be expected to result in (x) a breach of any of the Company’s covenants, agreements or obligations under the Business Combination Agreement or (y) any of the conditions to the Closing set forth in Article 5 of the Business Combination Agreement not being satisfied.

(b) Each Parent Party agrees to (i) promptly (and in any event at or prior to the times required under the Business Combination Agreement and/or any applicable Ancillary Document) (A) execute and deliver all agreements, documents or instruments, necessary or advisable in furtherance of the completion of the Pre-Closing Reorganization as described in the Business Combination Agreement (the “Required Pre-Closing Reorganization Documents”), and (B) provide, or cause to be provided, to Pathfinder and its Representatives drafts of all agreements, documents and instruments related to the Pre-Closing Reorganization, (ii) give Pathfinder and its Representatives a reasonable amount of time to review and provide comments on all Required Pre-Closing Reorganization Documents, consider any such comments provided by Pathfinder or any of its Representatives in good faith and incorporate any reasonable comments provided by Pathfinder or any of its Representatives and (iii) promptly take, or cause to be taken, all other necessary or advisable actions in connection with, or otherwise in furtherance of, the Pre-Closing Reorganization.

2. Other Covenants and Agreements.

(a) Each Parent Party and the Company hereby agrees that, notwithstanding anything to the contrary in any such agreement, (i) each of the agreements set forth on Schedule B hereto shall be automatically terminated and of no further force and effect (including any provisions of any such agreement that, by its terms, survive such termination) effective as of, and subject to and conditioned upon the occurrence of, the Closing and (ii) upon such termination neither the Company nor any of its Affiliates (including the other Group Companies) shall have any further obligations or liabilities under each such agreement.

(b) Each Parent Party hereby agrees to be bound by and subject to (i) Sections 4.3(a) (Confidentiality) and 4.4(a) (Public Announcements) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if such Parent Party is directly party thereto, and (ii) Section 4.2 (Efforts to Consummate; Litigation), the first sentence of Section 4.6(a) (Exclusive Dealing) and Section 7.18 (Trust Account Waiver) of the Business Combination Agreement to the same extent as such provisions apply to the Company, as if such Parent Party is directly party thereto.

(c) Each Parent Party hereby acknowledges and agrees that Pathfinder is entering into the Business Combination Agreement and the Ancillary Documents to which it is or will be a party, and Sponsor is consenting to Pathfinder entering into the Business Combination Agreement and the Ancillary Documents to which it is or will be a party, in reliance upon each Parent Party entering into this Agreement and the Ancillary Documents to which it is or will be a party, and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the representations, warranties, agreements, covenants and obligations contained in this Agreement and the Ancillary Documents to which it is or will be a party and that, but for the each Parent Party entering into this Agreement and the Ancillary Documents to which it is or will be a party, and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the representations, warranties, agreements, covenants and obligations contained in this Agreement and the Ancillary Documents to which it is or will be a party (i) Pathfinder would not have agreed to enter into the Business Combination Agreement and the Ancillary Documents to which it is or will be a party and to consummate the Transactions, (ii) the Sponsor would not have consented to Pathfinder so entering into the Business Combination Agreement and the Ancillary Documents to which it is or will be a party or consummating the Transactions and (iii) the Sponsor would not have agreed to enter into the Ancillary Documents to which it is or will be a party and to consummate the Transactions.

3. Parent Parties Representations and Warranties. The Parent Parties jointly and severally represents and warrants to Pathfinder and the Sponsor as follows:

(a) Each Parent Party is a corporation, limited liability company, limited partnership or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

(b) Each Parent Party has the requisite corporate, limited liability company, limited partnership or other similar power and authority and to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate or other action on the part of each Parent Party. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid, legal and binding agreement of each Parent Party (assuming that this Agreement is duly authorized, executed and delivered by Pathfinder), enforceable against each Parent Party in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of either Parent Party with respect to such Parent Party’s execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby or by the Business Combination Agreement, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of either Parent Party or the Company to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect and the Company Parties to perform, or otherwise comply with, any of their respective covenants, agreements or obligations under the Business Combination Agreement or any other Ancillary Document in any material respect.

(d) None of the execution or delivery of this Agreement by the Parent Parties, the performance by the Parent Parties of any of their covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby or the Transactions will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of either Parent Party’s Governing Documents or any shareholders, equityholders or other Contract relating to or affecting the ownership, voting, transfer or purchase of Equity Securities of the Parent or the Company (including the Parent Shareholder Agreements) (collectively, the “Parent Equityholder Arrangements”) (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which either Parent Party is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which either Parent Party or any of its properties or assets are bound or (iv) result in the creation of any Lien upon the Subject Company Shares, except, in the case of any of clauses (ii) and (iii) above, as would not adversely affect the ability of either Parent Party to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect and the Company Parties to perform, or otherwise comply with, any of their respective covenants, agreements or obligations under the Business Combination Agreement in any material respect.

(e) Parent is the record and beneficial owner of the Subject Company Shares, which constitute all of the issued and outstanding Equity Securities of the Company as of the date hereof, and has valid, good and marketable title to the Subject Company Shares, free and clear of all Liens (other than transfer restrictions under applicable Securities Laws or as set forth in the Governing Documents of the Company). As of the date hereof, there are 56,198,777.79 Class A Units of Parent and 2,604,814.91 Class B Units of Parent issued and outstanding, and there are no other Equity Securities of Parent outstanding. All of the Equity Securities of Parent and the Company have been duly authorized and validly issued. The Equity Securities of Parent (1) were not issued in violation of the Governing Documents of the Parent or any other Contract to which the Parent or any of its respective Affiliates is party or bound (including, for the avoidance of doubt, the Parent Shareholders Agreements), (2) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person (including, for the avoidance of doubt the Sale Covenants) and (3) have been offered, sold and issued in compliance with applicable Law, including Securities Laws. Parent has the sole right to vote (and provide consent in respect of, as applicable) the Subject Company Shares and, except for this Agreement, the Business Combination Agreement, the Third Amended and Restated Limited Partnership Agreement of Parent dated as of February 24, 2020 (the “Parent LPA”) and the Shareholder Rights Agreement, as applicable, no Parent Party is party to or bound by (i) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require Parent to Transfer any of the Subject Company Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Subject Company Shares.

(f) There is no Proceeding pending or, to either Parent Party’s knowledge, threatened against or involving either Parent Party or any of its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of such Parent Party to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect and the Company Parties to perform, or otherwise comply with, any of their respective covenants, agreements or obligations under the Business Combination Agreement in any material respect.

(g) Each Parent Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it and its respective Representatives have conducted their own independent review and analysis of, and, based thereon, have formed an independent judgment concerning, the business, assets, condition, operations and prospects of, Pathfinder and the Transactions and (ii) it and its respective Representatives have been furnished with or given access to such documents and information about Pathfinder and Pathfinder’s businesses and operations as it and its respective Representatives have deemed necessary to enable such Parent Party to make informed decisions with respect to the execution, delivery and performance of this Agreement or the other Ancillary Documents to which such Parent Party is or will be a party and the transactions contemplated hereby and thereby.

(h) Parent was organized solely for the purposes of holding Equity Securities of the Company and has not conducted any activities or businesses other than the activities (i) in connection with or incidental or related to its organization or continuing corporate (or similar) existence, (ii) related to its ownership of Equity Securities of the Company, (iii) those incidental or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents to which it or the Company is or will be a party, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, (iv) those that are administrative, ministerial or otherwise immaterial in nature or (v) those set forth on Section 2.24(b)(iv) of the Company Disclosure Schedules. Except as set forth on Section 2.23(b)(v) of the Company Disclosure Schedules, (A) Parent is not party to any Contract related to the business or operations of any Group Company or any Contract or arrangement that could result in Liability to any Group Company and (B) from and after the Closing, no Person (including any Parent Equityholders) will have any rights with respect to any Group Company or any of its properties, business or assets (including any Equity Securities of any Group Company) vis-à-vis any Contracts with Parent or the Governing Documents of Parent.

(i) Parent GP was organized solely for the purposes of acting as the general partner of the Parent and has not conducted any activities or businesses other than the activities (i) in connection with or incidental or related to its organization or continuing corporate (or similar) existence, (ii) related to its ownership and management of the Parent, (iii) those incidental or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents to which it, Parent or the Company is or will be a party, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, (iv) those that are administrative, ministerial or otherwise immaterial in nature. Parent GP is not party to any Contract related to the business or operations of any Group Company or any Contract or arrangement that could result in Liability to any Group Company and from and after the Closing, no Person (including any Parent Equityholders) will have any rights with respect to any Group Company or any of its properties, business or assets (including any Equity Securities of any Group Company) vis-à-vis any Contracts with Parent or the Governing Documents of Parent.

(j) In entering into this Agreement and the other Ancillary Documents to which it is or will be a party, each Parent Party has relied solely on their own investigation and analysis and the representations and warranties expressly set forth in the Ancillary Documents to which such Parent Parties is or will be a party and no other representations or warranties of Pathfinder (including, for the avoidance of doubt, none of the representations or warranties of Pathfinder set forth in the Business Combination Agreement or any other Ancillary Document) or any other Person, either express or implied, and each Parent Party, on its own behalf and on behalf of their Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in this Agreement or in the other Ancillary Documents to which such Parent Party is or will be a party, none of Pathfinder or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Business Combination Agreement or the other Ancillary Documents or the transactions contemplated hereby or thereby.

4. Transfer of Subject Securities; Parent LPA. Except as expressly contemplated by the Business Combination Agreement, any Ancillary Document or with the prior written consent of each of Pathfinder and Sponsor, from and after the date of this Agreement until the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms each Parent Party agrees (a) not to (i) Transfer (A) any of the Subject Company Shares or (B) any partnership interests in Parent or rights under the Parent LPA, the Shareholders Rights Agreement or any Parent Equityholder Arrangement, (ii) other than, for the avoidance of doubt, the distribution of Company Common Shares held by Parent to Vested Parent Equityholders as contemplated by the Pre-Closing Reorganization, consent to or approve any Transfer of any Equity Securities of Parent or Company by any other holder thereof, (iii) enter into (A) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Parent to Transfer the Subject Company Shares or (B) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Subject Company Shares, (iv) consent to or approve the issuance or grant of any Equity Securities of Parent or the Company, (v) enter into any voting trust, proxy or other Contract with respect to the voting or Transfer of the Equity Securities of Parent or the Company, (vi) amend, supplement, restate or otherwise modify, or waive any provision under, any of the Governing Documents of Parent, Parent GP or the Company or any Parent Equityholder Arrangement, (vii) in the case of Parent GP, assign, transfer, waive or delegate its rights as general partner of Parent, and (viii) other than, for the avoidance of doubt, the Pre-Closing Reorganization, authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving Parent or Parent GP or (b) take, or cause to be taken, any actions that are in contravention of clauses (a) through (c). For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise).

5. Termination.

(a) This Agreement shall automatically terminate without any notice or other action by any Party, upon the earlier of (i) the First Merger Effective Time and (ii) the termination of the Business Combination Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement.

(b) Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 5(a)(ii) shall not affect any liability on the part of any Party for Fraud or for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination, (ii) Section 2(b)(i) (solely to the extent that it relates to Section 4.3(a) (Confidentiality) of the Business Combination Agreement), this Section 5 and the representations and warranties set forth in Sections 3(g) and (h) shall each survive any termination of this Agreement or the occurrence of the First Merger Effective Time, as applicable, and shall remain valid and binding obligations of the Parties, (iii) Section 2(b)(i) (solely to the extent that it relates to Section 4.4(a) (Public Announcements) of the Business Combination Agreement) shall survive the termination of this Agreement pursuant to clause (a) of this Section 5, (iv), Section 2(b)(ii) (solely to the extent that it relates to Section 7.18 (Trust Account Waiver) of the Business Combination Agreement) shall survive the termination of this Agreement pursuant to Section 5(a)(ii) and (v) Sections 6 through 12 (in each case, to the extent related to any of the provisions that survive the termination of this Agreement) shall survive any termination of this Agreement or the occurrence of the First Merger Effective Time, as applicable, and shall remain valid and binding obligations of the Parties. For purposes of this Agreement, “Willful Breach” means a material breach of this Agreement that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.

6. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to Pathfinder, to:

c/o Pathfinder Acquisition LLC
1950 University Avenue, Suite 350
Palo Alto, CA 94303

Attention:	Lance Taylor
Email:	[Redacted]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

555 California Street, 27th Floor
San Francisco, CA 94104

Attention:	Travis Lee Nelson P.C.;
Douglas E. Bacon, P.C.; and
Ryan Brissette
Email:	tnelson@kirkland.com;
douglas.bacon@kirkland.com; and
ryan.brissette@kirkland.com

If to a Parent Party or the Company, to:

c/o ServiceMax, Inc.

4450 Rosewood Drive

Pleasanton, CA, 94588

Attention:	Nell O’Donnell
Email:	[Redacted]

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Three Embarcadero Center

San Francisco, CA 94111

Attention:	Matthew Jacobson
Email:	matthew.jacobson@ropesgray.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

7. Entire Agreement. This Agreement, the Business Combination Agreement and documents referred to herein and therein constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

8. Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Parent Parties, Sponsor, the Company and Pathfinder. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by either Parent Party or the Company without Pathfinder’s prior written consent (to be withheld or given in its sole discretion). Any attempted assignment of this Agreement not in accordance with the terms of this Section 9 shall be void.

9. Fees and Expenses. Except, in the case of Pathfinder, as otherwise set forth in the Business Combination Agreement and the Sponsor Letter Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses, provided, that, any such fees and expenses incurred by the Sponsor or its Affiliates on or prior to the Closing shall, in the sole discretion of the Sponsor, be deemed to be fees and expenses of Pathfinder.

10. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

11. Miscellaneous. Sections 7.5 (Governing Law), 7.7 (Construction; Interpretation), 7.10 (Severability), 7.11 (Counterparts; Electronic Signatures), 7.15 (Waiver of Jury Trial), 7.16 (Submission to Jurisdiction) and 7.17 (Remedies) of the Business Combination Agreement are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

12. Alternative Transaction Structure. In the event that Pathfinder or the Company delivers an Alternative Transaction Structure Notice pursuant to Section 7.19 of the Business Combination Agreement, each of the Parties shall reasonably cooperate and work in good faith to effectuate the Alternative Transaction Structure and otherwise as promptly as practicable prepare, negotiate, execute and deliver any amendments, amendment and restatements, modifications or supplements to this Agreement to reflect the Alternative Transaction Structure on terms and conditions that are substantially similar to the terms and conditions of this Agreement, with such changes as are reasonably necessary or advisable, as determined in good faith by the Parties (such determination not to be unreasonably withheld, conditioned or delayed by any of the Parties), to give effect to the Alternative Transaction Structure (including those that may be necessary or reasonably advisable by reason of the fact that Pathfinder (and not the Company) will be listed on the Designated Exchange immediately following the Closing).

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

PATHFINDER ACQUISITION CORPORATION

By:	/s/ David Chung
Name:	David Chung
Title:	Chief Executive Officer

PATHFINDER ACQUISITION LLC

By:	/s/ David Chung
Name:	David Chung
Title:	Chief Executive Officer

[Signature Page to Transaction Support Agreement]

SERVICEMAX JV GP, LLC

By:	SLP Snowflake Aggregator, L.P.
By:	SLP V Aggregator GP, L.L.C.
By:	Silver Lake Technology Associates V, L.P.
By:	SLTA V (GP), L.L.C.
By:	Silver Lake Group, L.L.C.

By:	/s/ Ken Hao
Name:	Ken Hao
Title:	Managing Director

SERVICEMAX JV, LP

By:	ServiceMax JV GP, LLC
By:	SLP Snowflake Aggregator, L.P.
By:	SLP V Aggregator GP, L.L.C.
By:	Silver Lake Technology Associates V, L.P.
By:	SLTA V (GP), L.L.C.
By:	Silver Lake Group, L.L.C.

By:	/s/ Ken Hao
Name:	Ken Hao
Title:	Managing Director

SERVICEMAX, INC.

By:	/s/ Ellen O’Donnell
Name:	Ellen O’Donnell
Title:	Chief Legal, Chief HR Officer

[Signature Page to Transaction Support Agreement]

SCHEDULE A

Class/Series Securities	Number of Shares
Common Stock	100

SCHEDULE B